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                                                                  EXHIBIT 10.14

                                  STANDBY NOTE


$8,176,875.00                                                October 31, 1995

                  FOR VALUE RECEIVED, the undersigned, AMERICAN RETIREMENT COMMUNITIES, L.P., a Tennessee limited partnership (the "Borrower"), hereby promises to pay to the order of First Union National Bank of North Carolina ("FUNB-NC") and First Union National Bank of Tennessee ("FUNB-TN"), as their respective interests may appear (collectively, the "Bank") the principal amount of Eight Million One Hundred Seventy-Six Thousand Eight Hundred Seventy-Five and No/100 Dollars ($8,176,875.00), or so much thereof as may be advanced from time to time as contemplated in that certain Reimbursement Agreement dated as of October 31, 1995 (the "Agreement") among the Borrower and the Bank, with interest thereon at a rate of one-quarter of one percent (0.25%) in excess of the Prime Rate as announced from time to time by FUNB-TN, with respect to drawings identified in clause (b) below, and two percent (2%) in excess of such Prime Rate, with respect to drawings identified in clause (a) below, or such greater rate as may be provided in the Agreement. As used in this Standby Note, the term "Prime Rate" means the fluctuating and floating rate of interest as established and declared as the Prime Rate by FUNB-TN at any time and from time to time. The interest rate hereon shall be adjusted on the day of each change in such Prime Rate, automatically and without the necessity of notice to or demand on the undersigned.

                  Principal of and interest on this Standby Note shall be payable in lawful currency of the United States of America at the main office of FUNB-TN in Nashville, Tennessee, as follows:

                  (a) In the event of any drawings under the Letter of Credit (as defined in the Agreement) other than a drawing specified in clause (b) below, principal of and interest on this Standby Note shall be payable in accordance with the provisions of Section 3.1 of the Agreement.

                  (b) In the event of any Tender Drawing (as defined in the Agreement), principal of this Standby Note shall be payable on the earlier of
(i) the date of any subsequent resale of the Bonds (as defined in the Agreement) that were purchased or paid with proceeds of such Tender Drawing, but only to the extent of the principal amount of such Bonds that have been so resold, (ii) the date on which any Bonds shall be prepaid or redeemed as provided in the Agreement and in the Indenture (as defined in the Agreement), but only to the extent of the principal amount of Bonds that have been prepaid or redeemed, or (iii) the Scheduled Termination Date (as defined in the Agreement); and interest hereon shall be payable monthly in arrears on the first Business Day (as defined in the Agreement) in each calendar month, commencing with the first calendar month following the date of such Tender Drawing to and including the Scheduled Termination Date, provided, however, that with respect to any Bonds that have been resold or prepaid as contemplated in clauses (i) and (ii) above, interest on the principal amount of such Bonds shall be due and payable on the date(s) of any such resale or prepayment.






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                  Principal and interest that may be paid from time to time by the Borrower with respect to this Standby Note shall be credited against the Borrower's corresponding reimbursement obligations under Section 3.1 of the Agreement.

                  In the event any amount which may be due under this Standby Note shall not be paid within fifteen (15) days of the date when due, the Borrower shall, to the extent permitted by applicable law, also pay to the Bank a late charge equal to four percent (4%) of the amount of such overdue payment.

                  In the event this Standby Note is placed in the hands of an attorney for collection or enforcement or if the Bank incurs any costs incident to the collection of the indebtedness evidenced hereby, the Borrower agrees to pay a reasonable attorney's fee, all other court and other costs, and the reasonable costs of any other collection efforts.

                  Presentment for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by Borrower. No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder, acceptance of a past-due installment or other indulgences granted from time to time, shall be construed as a novation of this Standby Note or as a waiver of such right of acceleration or of the right of the Bank thereafter to insist upon strict compliance with the terms hereof or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable laws. Unless otherwise specifically agreed by Bank in writing, the liability of Borrower and all other persons now or hereafter liable for payment of the indebtedness evidenced hereby, or any portion thereof, shall not be affected by
(1) any renewal hereof or other extension of the time for payment of the indebtedness evidenced hereby or any amount due in respect thereof, (2) the release of all or any part or any collateral now or hereafter securing the payment of the indebtedness evidenced hereby or any portion thereof, or (3) the release of or resort to any person now or hereafter liable for payment of the indebtedness evidenced hereby or any portion thereof. This Standby Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

                  This Standby Note has been negotiated, executed and delivered in the State of Tennessee, and is intended as a contract under and shall be construed and interpreted in accordance with the laws of said state.



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                  IN WITNESS WHEREOF, the undersigned Borrower has caused this
Standby Note to be executed in its name by its duly authorized officer as of the date first above written.

                            AMERICAN RETIREMENT COMMUNITIES, L.P.
                            a Tennessee limited partnership

                            By: American Retirement Communities, LLC, its sole general partner


                            By: /s/
                               ---------------------------------------------
                            Title:
                                  -----------------------------------------




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